Exhibit 10.5.7

PENN VIRGINIA CORPORATION
2013 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
SUMMARY OF NON-QUALIFIED STOCK OPTION GRANT

You, the Optionee named below, have been granted the following option (the “Option”) to purchase shares (the “Option Shares”) of the common stock, $0.01 par value per share, of Penn Virginia Corporation, a Virginia corporation (the “Parent Company”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Non-Qualified Stock Option Grant is attached and the Penn Virginia Corporation 2013 Amended and Restated Long-Term Incentive Plan (the “Plan”).

Optionee Name:	____________________________________________

Number of Option Shares Granted:	____________________

Date of Grant:	____________________

Exercise Price Per Share:	$___________________

Vesting Schedule:
Subject to earlier vesting or forfeiture pursuant to the Plan or the Agreement, the Option shall vest over a period of time, and the Option Shares shall become purchasable in installments, in accordance with the following schedule: (i) one-third of the Option Shares (if a fractional number, then the next lower whole number) shall become purchasable, in whole at any time or in part from time to time, during the period commencing on ______ and ending on the last day of the Exercise Period; (ii) an additional one-third of the Option Shares (if a fractional number, then the next lower whole number) shall become purchasable, in whole or in part from time to time, during the period commencing on ______ and ending on the last day of the Exercise Period; and (iii) the remaining Option Shares shall become purchasable, in whole at any time or in part from time to time during the period commencing on _____ and ending on the last day of the Exercise Period.

You, by your signature as Optionee below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Summary of Stock Option Grant, (ii) understand that the Option is granted under and governed by the terms and provisions of the Agreement and the Plan and (iii) agree to accept as binding all of the determinations and interpretations made by the Committee with respect to matters arising under or relating to the Option, the Agreement and the Plan.

OPTIONEE	PENN VIRGINIA CORPORATION

_____________________________________	By:___________________________________
(Signature of Optionee)
Name: _______________________________
Title: _______________________________

PENN VIRGINIA CORPORATION
2013 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

1.Grant of Option. As of the Date of Grant (identified in the attached Summary of Non-Qualified Stock Option Grant) (the “Summary”), Penn Virginia Corporation, a Virginia corporation (the “Parent Company”), hereby grants a non-qualified stock option (the “Option”) to the Optionee (identified in the Summary), an employee of the Company, to purchase that number of Shares identified in the Summary (the “Option Shares”), subject to the terms and conditions of this agreement (the “Agreement”) and the Parent Company’s 2013 Amended and Restated Long-Term Incentive Plan as effective on the Date of Grant (the “Plan”), which is hereby incorporated herein in its entirety by reference. The Option Shares, when issued to the Optionee upon the exercise of the Option, shall be fully paid and nonassessable.

2.Definitions. All capitalized terms used, but not defined herein or in the Summary, shall have the meanings set forth in the Plan.

3.Option Term. The Option shall commence on the Date of Grant (identified in the Summary) and terminate on the day immediately preceding the tenth (10th) anniversary of the Date of Grant. The period during which the Option is in effect and may be exercised is referred to herein as the “Exercise Period.”

4.Exercise Price. The Exercise Price per Share is identified in the Summary.

5.Vesting. The total number of Option Shares shall vest in accordance with the Vesting Schedule identified in the Summary. The Option Shares may be purchased at any time after they become vested, in whole or in part, during the Exercise Period; provided, however, that the Option may be exercisable to acquire only whole Shares.

6.Method of Exercise. The Option shall be exercised by giving written notice of exercise to the Parent Company at its office in Radnor, Pennsylvania in care of its Secretary. The notice shall state that the Option exercised is a non-qualified stock option and the number of Shares as to which the Option is exercised, shall be hand delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given. The notice shall include a statement of preference as to the manner in which payment to the Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

7.Method of Payment. The Exercise Price due upon exercise of the Option shall be payable to the Parent Company in full either (i) in cash or its equivalent or (ii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Value at the time of exercise equal to the total Exercise Price. In addition, the Optionee may exercise and pay for Shares purchased upon the exercise of the Option through the use of a brokerage firm to make payment to the Parent Company of the Exercise Price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Parent Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein or in the Plan, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date on which the broker receives the exercise loan notice from the Optionee to pay the Parent Company for the exercised Shares.

8.Issuance of Certificate for Shares; Evidence of Uncertificated Shares. Subject to Section 13 hereof, a certificate for the Shares, or evidence of the ownership of uncertificated Shares, issuable upon exercise of the Option, shall be delivered to the Optionee or to the person or trust to whom the rights of the Optionee shall have been transferred in accordance with Section 14 hereof as promptly after the Date of Exercise as is feasible, provided that the exercise shall not be complete, and the Parent Company shall not be obligated to deliver any certificates for Shares or evidence of the ownership of uncertificated Shares, until the Optionee has made payment in full of the Exercise Price for such Shares pursuant to Section 7 hereof.

9.Termination of Employment. Voluntary or involuntary termination of employment and the death or Disability of the Optionee shall affect the Exercise Period and the Optionee’s rights under the Option as follows:

a.Termination for Cause. If the Optionee’s employment with the Company is terminated for Cause, the vested and non-vested portions of the Option shall expire immediately upon employment termination and shall not be exercisable to any extent thereafter.

b.Other Involuntary Termination or Voluntary Termination. If the Optionee’s employment with the Company is terminated for any reason other than for Cause, death or Disability, then (i) the non-vested portion of the Option shall expire immediately upon employment termination and (ii) the vested portion of the Option shall expire on the earlier to occur of (A) 90 days after the date of employment termination or (B) the expiration of the Option Period.

c.Death or Disability. If the Optionee’s employment with the Company is terminated by death or Disability, then the vesting of the Option shall be accelerated and the Option shall be 100% vested and exercisable on the date of employment termination and shall expire on the earlier to occur of (A) the first anniversary of the date of employment termination or (B) the expiration of the Option Period.

d.Change of Control. In the event of a Change of Control of the Parent Company, the vesting of the Option shall be accelerated and the Option shall be 100% vested as of the date immediately preceding a Change of Control and the Option shall otherwise be affected as provided in the Plan.

e.Retirement Eligibility. Notwithstanding Section 8(d) of the Plan or anything to the contrary in any other agreement, the Option shall not vest and become exercisable in the event that the Optionee Retires or becomes Retirement Eligible.

10.Independent Legal and Tax Advice. The Optionee acknowledges that the Parent Company has advised the Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

11.Adjustment of Shares. In the event of a stock dividend, spin-off of assets or other extraordinary dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization, liquidation, issuance of rights or warrants or similar transactions or events involving the Parent Company, appropriate adjustments shall be made to the terms and provisions of the Option as provided in the Plan.

12.Rights Prior to Issuance of Certificates. Neither the Optionee nor any trust or family member to whom the rights of the Option were transferred in accordance with Section 14 hereof shall have any of the rights of a shareholder with respect to any Shares until the date of the issuance to him or her of a certificate for such Shares or, if such Shares are uncertificated, evidence of the ownership of such Shares, as provided in Section 8 hereof.

13.Securities Laws. At the time of any exercise of the Option, the Parent Company may, as a condition precedent to the exercise of the Option, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Shares being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such Shares as the Parent Company deems necessary to ensure that any disposition of such Shares will not involve a violation of the Securities Act or any other applicable federal or state law or regulation or any rule of any applicable securities exchange or association.

14.Nontransferability of Option. The Option may not be transferred by the Optionee prior to the termination of the Vesting Period. Thereafter, the Option may not be transferred otherwise than (a) by will or the laws of descent and distribution or (b) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member; provided, however, that no such trust or family member shall be permitted to make any subsequent transfer of the Option except back to the Optionee and the Option transferred to any such trust or family member shall remain subject to all terms and conditions of this Agreement and the Plan. The Option may not be exercised other than by the Optionee or , in case of his or her death, by the person to whom the rights of the Optionee shall have passed by will or the laws of descent and distribution or, in the case of a transfer described in subsection (b) above, by the trust or family member described therein.

15.No Guarantee of Employment. The Option shall not confer upon the Optionee any right to continued employment with the Parent Company.

16.Withholding of Taxes. The Optionee shall pay to the Parent Company, upon the Parent Company’s request, all amounts necessary to satisfy the Parent Company’s federal, state and local tax withholding obligations, if any, with respect to the grant or exercise of the Option. Such payment shall be made in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Committee, by surrendering, or by the Parent Company’s withholding from Shares purchased, Shares with an aggregate Value on the date on which the withholding taxes due are determined equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

17.General.

a.Amendment and Termination. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of the Optionee and the Parent Company.

b.No Guarantee of Tax Consequences. The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

c.Severability. In the event that any provision of the Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

d.Governing Law. The Option shall be construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Virginia law.

e.Counterparts. The Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[COMPANY SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parent Company has caused the Agreement to be executed on its behalf by its duly authorized officer.

PENN VIRGINIA CORPORATION

By: __________________________________

Name: _______________________________
Title: _______________________________